Resonant Reports First Quarter 2017 Financial Results
and Provides Business Update
Management to Host a Conference Call Today at 2:30 p.m. PT/5:30 p.m. ET

GOLETA, Calif. - May 10, 2017 - Resonant Inc. (NASDAQ: RESN), a designer of filters for radio frequency front-ends or RFFE, that specializes in delivering designs for difficult bands and complex requirements, today announced financial results for the three months ended March 31, 2017 and provided a business update.

Management Commentary
“The momentum we established in 2016 has continued into 2017, as evidenced by our continued expansion of several licensing agreements with existing customers,” said George B. Holmes, CEO of Resonant. “These extensions continue to serve as validation that our customers understand the value proposition we provide and that our filter designs have the potential for long term commercial success, retiring risk and setting the stage for royalty revenue. We ended the quarter with six customers and over 30 designs under development, most of which are ‘ISN Ready’ designs that are under formal licensing agreements that include upfront, non-refundable payments and negotiated royalty rates.

“In addition to customer engagement, we remain focused on customer execution for the specific designs we believe have the highest potential for revenue in the shortest amount of time. To that end, in February 2017, our first licensee reached the million unit shipment milestone of pre-production filters in three distinct bands, to four separate OEMs, which provided an additional milestone, de-risking Resonant’s technology.

“With a continuously growing number of designs under development and expanding customer pipeline, we are continuing to invest in our core infrastructure and the expansion of our IP portfolio, as evidenced by the announcement of our 125th patent milestone.”

Financial Results for the First Quarter 2017

For the three months ended March 31, 2017, Resonant recognized $156,000 of revenue primarily related to upfront and milestone payments from contracts with customers. This compares to $187,000 of revenue for the fourth quarter of 2016 and $27,000 in the first quarter of 2016.

Research and development expenses totaled $2.1 million, compared with $2.4 million for the fourth of 2016 and $1.2 million in the first quarter of 2016. The sequential decrease was the result of lower stock based compensation and incentive accruals from the 2016 year end activity.

General and administrative expenses were flat compared to the fourth quarter of 2016 and up from $1.8 million in the first quarter of 2016. The fourth quarter of 2016 included year end stock based compensation and incentive accruals, whereas the first quarter of 2017 included lower stock based compensation expenses offset by costs associated with the senior executive transition.

Net loss in the first quarter of 2017 totaled $4.9 million, or (0.37) per fully diluted share, compared with a net loss of $5.2 million, or $(0.42) per share, for the fourth quarter of 2016 and a net loss of $3.1 million, or $(0.42) per share, for the first quarter of 2016.

On a non-GAAP basis, adjusted EBITDA for the first quarter of 2017, which excludes non-cash charges for stock-based compensation and depreciation and amortization, was $(4.0) million, or $(0.30) per fully diluted share. This compares with non-GAAP adjusted EBITDA for the fourth quarter of 2016 of $(3.7) million, or $(0.30) per fully diluted share and $(2.6) million, or $(0.35) per fully diluted share, in the first quarter of 2016.

Cash and cash equivalents at March 31, 2017 were $13.0 million. This compares with $9.8 million of cash, cash equivalents and short-term investments at December 31, 2016.

In February, Resonant raised gross proceeds of approximately $7.5 million in a private placement of 1.6 million units each comprised of a share of common stock and a warrant. Resonant is using these proceeds to continue product development efforts and business development activities, as well as for general and administrative purposes.

Conference Call
Management will host an investor conference call today at 2:30 p.m. PDT (5:30 p.m. EDT) to discuss Resonant’s first quarter financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Date: Wednesday, May 10, 2017
Time: 2:30 p.m. Pacific time (5:30 p.m. Eastern time)
U.S. Dial-in: 1-877-407-3982
International Dial-in: 1-201-493-6780
Conference ID: 13660154
Webcast: http://public.viavid.com/index.php?id=123958

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through June 10, 2017. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 13660154. A webcast will also be available for 30 days on the IR section of the Resonant website or by clicking here: RESN Q1 2017 Webcast.

Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization, and stock-based compensation. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About Resonant Inc.
Resonant is creating software tools and IP & licensable blocks that enable the development of innovative filter designs for the RF front-end, or RFFE, for the mobile device industry. The RFFE is the circuitry in a mobile device responsible for the radio frequency signal processing and is located between the device’s antenna and its digital baseband. Filters are a critical component of the RFFE that selects the desired radio frequency signals and rejects unwanted signals and noise. For more information, please visit www.resonant.com.

About Resonant’s ISN® Technology
Resonant can create designs for difficult bands and complex requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. The Company’s large suite of proprietary mathematical methods, software design tools and network synthesis techniques enable it to explore a much bigger set of possible solutions and quickly derive the better ones. These improved filters still use existing manufacturing methods (i.e. SAW) and can perform as well as those using higher cost methods (i.e. BAW). While most of the industry designs surface acoustic wave filters using a coupling-of-modes model, Resonant uses circuit models and physical models. Circuit models are computationally much faster, and physical models are highly accurate models based entirely on fundamental material properties and dimensions. Resonant’s method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant’s models are fundamental, integration with its foundry and fab customers is eased because its models speak the “fab language” of basic material properties and dimensions.

Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs, our intended uses of funds from our capital raising activities, and the potential future licensing of our designs to existing and new customers.  Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following:  our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions.  Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Greg Falesnik
MZ North America
1-949-385-6449
Greg.Falesnik@mzgroup.us

Resonant Inc.
Condensed Consolidated Balance Sheets

	March 31, 2017	December 31, 2016
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$12,957,000	$5,084,000
Investments held-to-maturity	—	4,747,000
Other Assets	270,000	216,000
TOTAL CURRENT ASSETS	13,227,000	10,047,000
PROPERTY AND EQUIPMENT, NET	880,000	994,000
TOTAL NONCURRENT ASSETS	2,210,000	2,158,000
TOTAL ASSETS	$16,317,000	$13,199,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$2,142,000	$2,705,000
Other current liabilities	$273,000	$299,000
TOTAL CURRENT LIABILITIES	$2,415,000	$3,004,000
TOTAL LONG-TERM LIABILITIES	30,000	62,000
STOCKHOLDERS’ EQUITY
Common stock	14,000	12,000
Additional paid-in capital	64,944,000	56,331,000
Accumulated other comprehensive loss	(33,000)	(51,000)
Accumulated deficit	(51,053,000)	(46,159,000)
TOTAL STOCKHOLDERS’ EQUITY	13,872,000	10,133,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,317,000	$13,199,000

Resonant Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31, 2017	Three Months Ended December 31, 2016	Three Months Ended March 31, 2016
REVENUE	$156,000	$187,000	$27,000
OPERATING EXPENSES
Research and development	2,110,000	2,448,000	1,209,000
General and administrative	2,786,000	2,787,000	1,752,000
Depreciation and amortization	188,000	192,000	145,000
TOTAL OPERATING EXPENSES	5,084,000	5,427,000	3,106,000
OPERATING LOSS	(4,928,000)	(5,240,000)	(3,079,000)
OTHER INCOME (EXPENSE)
Interest and investment income	9,000	12,000	4,000
Other income (expense)	—	(1,000)	—
TOTAL OTHER INCOME (EXPENSE)	9,000	11,000	4,000
LOSS BEFORE INCOME TAXES	(4,919,000)	(5,229,000)	(3,075,000)
Provision for (benefit from) income taxes	(25,000)	(23,000)	1,000
NET LOSS	$(4,894,000)	$(5,206,000)	$(3,076,000)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.37)	$(0.42)	$(0.42)
Weighted average shares outstanding — basic and diluted	13,393,190	12,426,745	7,337,572

Resonant Inc.
Reconciliation of Non-GAAP Information
(Unaudited)

	Three Months Ended March 31, 2017	Three Months Ended December 31, 2016	Three Months Ended March 31, 2016

Net loss (GAAP)	$(4,894,000)	$(5,206,000)	$(3,076,000)
Add (subtract) the following items:
Other income	(9,000)	(11,000)	(4,000)
Stock compensation	693,000	1,309,000	358,000
Depreciation and amortization	188,000	192,000	145,000
Provision for (benefit from) income taxes	(25,000)	(23,000)	1,000
Adjusted EBITDA (non-GAAP)	$(4,047,000)	$(3,739,000)	$(2,576,000)
NET EBITDA PER SHARE – BASIC AND DILUTED (non-GAAP)	$(0.30)	$(0.30)	$(0.35)
Weighted average shares outstanding — basic and diluted	13,393,190	12,426,745	7,337,572